Calculation of Filing Fee Tables
S-8
Claritev Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	2,375,000	$ 23.63	$ 56,121,250.00	0.0001381	$ 7,750.34
Total Offering Amounts:						$ 56,121,250.00		$ 7,750.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,750.34
Offering Note
[1]	Covers Class A common stock, par value $0.0001 per share, of Claritev Corporation ("Common Stock"); calculated pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act based on a price of $23.63 per share of Common Stock, which is the average of the high and low price per share of Common Stock as reported by the New York Stock Exchange on April 30, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources